Exhibit 10.21

AMENDMENT TO SERVICES AGREEMENT OF FEBRUARY 27TH, 2018

THIS AMENDMENT TO THE SERVICES AGREEMENT is made and entered into as of April_, 2022 (“Effective Date”), by and between:

1.	Baxter Healthcare Corporation, a company duly organized under the laws of Delaware, having a place of business at One Baxter Parkway, Deerfield, IL 60015 (“Baxter”); and

2.	Baxter Healthcare Distribution Ltd a company duly organized under the laws of Israel with its principal place of business at 34 Jerusalem Rd Ra’anana Israel (Baxter Israel)

3.	Regentis Biomaterials Ltd., a company duly organized under the laws of Israel with its principal place of business at 12 Ha’ilan, Northern Industrial Zone, P.O.Box 260, Or-Akiva, 3060000, Israel (“Regentis”).

Each of Baxter and Regentis shall sometimes be referred to as a “Party” and collectively, as the “Parties”.

WHEREAS, Baxter Healthcare Corporation (“Baxter”) and Regentis Biomaterials (“Regentis”) did sign a Services Agreement on February 28th, 2018 (the “Services Agreement”) which envisaged that Regentis would purchase from Teva Medical (Marketing) Ltd (“Teva”) Tisseel for manufacture of Regentis’s product for commercial promotion and sale; and

WHEREAS, Baxter Israel is an authorized in Israel for distribution of certain products, including Baxter’s Tisseel products; and

NOW, THEREFORE, the Parties wish to amend the Services Agreement such that Regentis shall purchase Tisseel from Baxter Israel, as Teva Medical (Marketing)Ltd no longer distributes Tisseel in the territory of Israel.

IN WITNESS WHEREOF, the Parties have signed this Agreement as of the Effective Date.

Regentis Biomaterials Ltd.		Baxter Healthcare Corporation

By:	/s/ Ehud Geller	By:	/s/ Dror Teplitzki

Name:	Dr. Ehud Geller	Name:	Dror Teplitzki

Title:	Exec Chairman	Title:	GM

Date:		Date:	March 29, 2022

Baxter Healthcare Distribution Ltd

By:	[Signature illegible]